UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2006
Commission File Number 001-31921
Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9900 West 109th Street
Suite 600
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 7, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Compass Minerals International, Inc. (the “Company”) approved base salaries for executives in 2006 and target awards to be used by the Company’s Annual Incentive Plan (the “AIP”) for the 2006 year. The AIP utilizes formulas based on an employee’s base salary multiplied by a set formula to determine the total payout under the plan.
A. Base Salaries for 2006
On March 7, 2006, the Committee approved the annual base salaries of the Company’s executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels (effective April 1, 2006) of the Company’s Named Executive Officers (as of December 31, 2005) that will be participating in the 2006 AIP. The AIP was disclosed in a Form 8-K that was filed on August 3, 2005.

NAME AND POSITION	BASE SALARY
Michael E. Ducey President and Chief Executive Officer	$500,000
Keith E. Clark Vice President and General Manager, General Trade	$244,359
David J. Goadby[1] Vice President of CMI and Managing Director of Salt Union Ltd.	$216,419
Rodney Underdown Vice President, Chief Financial Officer and Secretary	$242,075

[1]Goadby’s salary (123,723 British Pounds) is reported in US dollars at a conversion rate of $1.749/British Pound
B. Annual Incentive Plan for 2006
     The target award percentages for the AIP were ratified by the Committee on March 7, 2006. The purpose of the AIP is to provide an incentive to participants to fully utilize the Company’s resources to maximize cash flow and reduce debt. The Company’s Named Executive Officers and certain other executive officers participate in the AIP. For other employees, participation is based on the recommendation of the CEO and the executive officers, subject to approval by the Committee.
     AIP payments are based on performance targets established for the 2006 year. Participants in the AIP are assigned a Target Percentage. A participant’s Target Award is the participant’s base salary multiplied by the Target Percentage. AIP payments may range from 0 to 200% of a participant’s Target Award.

     The following participants have been given the corresponding Target Percentages: Keith Clark, 40%; Michael Ducey, 80%; David Goadby, 40%; and Rodney Underdown, 40%.
     The AIP uses three performance components: corporate, divisional and personal. AIP calculations are divided by allocating 85% to performance measures (70% EBITDA, which is further divided into 40% corporate and 30% divisional for division leaders, and 15% debt) and 15% to personal measures.
     The corporate component is broken into two measures:
•	Actual Adjusted Earnings Before Income Tax, Depreciation and Amortization (“EBITDA”) vs. Company EBITDA budget; and

•	Actual Debt vs. budget “Target Debt.” Debt is measured as the twelve month average debt net of cash recorded on the books.
     The Divisional component has one measure:
•	Actual EBITDA vs. Divisional EBITDA budget.
     The Personal component (15%) is one measure based on several established goals; however, it is a multiplier based upon overall company performance. The personal component can be paid even if the company does not meet its objectives.
     The AIP also has a “clawback” provision, which allows the Company to recover previously paid bonuses (or portions thereof) if there is a restatement of earnings.
     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMPASS MINERALS INTERNATIONAL, INC.

By: /s/ Rodney Underdown

Dated: March 13, 2006	Rodney Underdown
Vice President, Chief Financial Officer and Secretary